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                                                                    EXHIBIT 11.1

PLANET POLYMER TECHNOLOGIES, INC.
Statement of Computation of Common and Common Equivalent Shares
AS OF MARCH 31, 1999


                                                       Three months ended March 31,
                                                       ----------------------------
                                                          1999             1998
                                                       ---------        ---------
Shares outstanding at beginning of period              5,300,144        5,300,144
    10,169 shares issued on March 15, 1998                10,169            2,062
                                                       ---------        ---------
Weighted average number of shares                      5,310,313        5,302,206
                                                                        =========
    1,000,000 shares issued on January 11, 1999          877,778
    9,677 shares issued on March 15, 1999                  1,720
    5,000 shares issued on March 30, 1999                     56
                                                       ---------
Weighted average number of shares                      6,189,867
                                                       =========